                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 19, 1999


                          RENAISSANCE GOLF PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                         1-12532               86-0664849
(State or other jurisdiction of     (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)


   12187 SOUTH BUSINESS PARK DRIVE, SUITE 100
               DRAPER, UTAH                                       84020
     (Address of Principal Executive Office)                    (Zip Code)


          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (801) 501-0200

    ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    Corbin & Wertz acted as the Company's independent public accountants for the years ending December 31, 1996 and 1997. Upon the recommendation of the Board of Directors, Corbin & Wertz, located in Irvine, California, was dismissed effective April 30, 1998 by the Company in order for the Company to appoint Deloitte & Touche LLP, located in Salt Lake City, Utah, as its principal accountants following the Company's move to Salt Lake City. The Company filed an 8-K on April 30, 1999, concerning this change of accountants.

    Deloitte & Touche LLP, provided limited general accounting services for the Company throughout 1998, but performed no audit functions and provided no opinions concerning the Company's financial condition or statements. Effective March 15, 1999, Deloitte & Touche was dismissed as the Company's principal accountants.

    The Board of Directors has approved the appointment of Jones, Jensen & Company as its principal accountant, as of March 15, 1999, to prepare the annual audit. To the knowledge of the Company, at no time has Jones, Jensen & Company provided any accounting services to the Company prior to this new engagement, and they have no direct or indirect financial interest in the Company.

    During the two most recent fiscal years, there have been no disagreements with the former accountants on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure of any reportable event.

    Any correspondence from Deloitte & Touche addressed to the Securities and Exchange Commission pertaining to this 8-K filing will be filed in an amendment hereto.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RENAISSANCE GOLF PRODUCTS, INC.


March 19, 1999                         By: /s/Edward B. Paulsen
                                          --------------------------------------
                                          Edward B. Paulsen, Assistant Secretary